UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2006

Element 21 Golf Company

(Exact name of registrant as specified in its charter)

Delaware	000-15260	88-0218411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Queens Quay East, Unit #1 Toronto, Ontario, Canada,	M5A 4K9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	800-710-2021

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

This Current Report on Form 8-K/A is being filed as an amendment to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2006, in order to correct an inaccuracy in such filing. In such filing the Company detailed its issuance and sale of its 10% Convertible Promissory Notes in the aggregate principal face amount of $638,000 (the “New Notes”) and accompanying warrants to purchase shares of the Company’s Common Stock (the “New Warrants”). In such report the Company incorrectly stated the conversion price applicable to the New Notes and the exercise price applicable to the New Warrants as the greater of (i) $0.175, or (ii) the ten day trading average of shares of the Company’s Common Stock on the OTC Bulletin Board for the ten trading days ending on the day prior to the date of conversion/exercise. The correct conversion price applicable to the New Notes and the exercise price applicable to the new Warrants is the LESSER of (i) $0.175, or (ii) the ten day trading average of shares of the Company’s Common Stock on the OTC Bulletin Board for the ten trading days ending on the day prior to the date of conversion/exercise.

A corrected form of a New Note is attached hereto as Exhibit 4.1 and a corrected form of a New Warrant is attached hereto as Exhibit 4.2

The foregoing descriptions of the New Notes and New Warrants do not purport to be complete and each such description is qualified in its entirety by reference to Exhibit 4.1 and Exhibit 4.2.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
4.1	Form of 10% Convertible Promissory Note

4.2	Form of Warrant

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2006	ELEMENT 21 GOLF COMPANY

By: /s/ Nataliya Hearn
Name: Nataliya Hearn
Title: President

Exhibit Index

Exhibit Number	Description
4.1	Form of 10% Convertible Promissory Note

4.2	Form of Warrant